EXHIBIT 5.1

P.O. Box 49122, Suite 2300 1055 Dunsmuir Street Vancouver, BC Canada V7X 1J1 Telephone (604) 683-6498 Facsimile (604) 683-3558 www.gowlings.com

August 24, 2006

Securities and Exchange Commission
450 Fifth Street N.W. Judiciary Plaza
Washington, D.C. 20549
U.S.A.

Dear Sirs/Mesdames:

Re:   Bema Gold Corporation (the “Company”) – Registration Statement on Form S-8

We are Canadian counsel to the Company. We are writing in reference to the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933 (the “Act”). We understand that the purpose of the Registration Statement is to register a total of 5,940,000 common shares of the Company (the “Shares”), which are issuable pursuant to the exercise of stock options which have or may be granted under the Company’s stock option plan dated April 18, 1995, as amended (the “Plan”).

For the purpose of giving this opinion we have:

(a)	examined, among other things:

(i)	a certified copy of consent resolutions of the Board of Directors of the Company dated June 21, 2006; and

(ii)	a certified copy of resolutions of the shareholders of the Company passed on June 21, 2006;

and we assume that such resolutions remain in full force and effect; and

(iii)	originals or photostatic or certified copies of such corporate records, contracts and instruments of the Company or other corporations, certificates, permits, licenses or orders of public officials, commissions, boards and governmental bodies and authorities, certificates of officers or representatives of the Company or other corporations and such other records, contracts and instruments, all as we believe necessary and relevant as the basis of the opinions set forth herein; and

(b)	considered such questions of law and examined such statutes, regulations and orders, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of rendering this opinion.

In reviewing such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles and the authenticity of all originals of such documents.

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The opinions expressed in this letter are subject to the following exceptions and qualifications:

(a)	we do not express any opinion with respect to the laws of any jurisdiction other than British Columbia and the laws of Canada specifically applicable therein; and

(b)	our opinions are based on legislation and regulations in effect on the date hereof.

Based and relying upon the foregoing, we are of the opinion that:

1.	The Shares have been reserved and set aside for issue pursuant to the Plan.

2.	Each Share reserved for issuance pursuant to the Plan will, upon:

(a)	grant of one or more options under the Plan, the allotment for issuance of Shares under such options, and the fixing of a price for such Shares in accordance with the Plan by the Board of Directors of the Company; and

(b)	receipt by the Company of payment in full for each such Share to be issued and the issuance of such Shares in accordance with the terms of a binding option agreement and the Plan;

be validly issued as a fully paid and non-assessable common shares of the Company.

Consent is hereby given to the use of our name in the Registration Statement, and to the filing, as an exhibit to the Registration Statement, of this opinion.

This opinion is delivered exclusively for the use of the persons to whom it is addressed and is not to be used or relied upon by third parties. This opinion should not be quoted from or referred to in dealings with third parties without our prior written consent. This opinion may not be published nor circulated without our express written consent.

Yours very truly,

/s/ Gowling Lafleur Henderson LLP

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